EXECUTION COPY

Table of Contents

1.	INTENTION OF THE PARTIES; DEFINITIONS	2

1.1	Intention of the Parties	2

1.2	Definitions	2

2.	WHAT J.P. MORGAN IS REQUIRED TO DO	5

2.1	Set Up Accounts	5

2.2	Cash Account	6

2.3	Segregation of Assets; Nominee Name	6

2.4	Settlement of Transactions	7

2.5	Contractual Settlement Date Accounting	7

2.6	Actual Settlement Date Accounting	8

2.7	Income Collection (AutoCredit)	8

2.8	Miscellaneous Administrative Duties	9

2.9	Corporate Actions	9

2.10	Class Action Litigation	10

2.11	Proxies	10

2.12	Statements of Account	11

2.13	Access to J.P. Morgan's Records	11

2.14	Maintenance of Financial Assets at Subcustodian Locations	12

2.15	Tax Relief Services	12

2.16	Foreign Exchange Transactions	12

2.17	Notifications	12

3.	INSTRUCTIONS	16

3.1	Acting on Instructions; Method of Instruction and Unclear Instructions	16

3.2	Verification and Security Procedures	16

Global Custody Agreement - JPMCB New York - General - October 2009

3.3	Instructions; Contrary to Law/Market Practice	16

3.4	Cut-Off Times	16

3.5	Electronic Access	17

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN	17

4.1	Fees and Expenses	17

4.2	Overdrafts	17

4.3	J.P. Morgan’s Right Over Securities; Set-off	18

5.	SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS	18

5.1	Appointment of Subcustodians; Use of Securities Depositories	18

5.2	Liability for Subcustodians	19

6.	ADDITIONAL PROVISIONS RELATING TO CUSTOMER	20

6.1	Representations of Customer and J.P. Morgan	20

6.2	Customer is Liable to J.P. Morgan Even if it is Acting for Another Person	21

6.3	Special Settlement Services	21

7.	WHEN J.P. MORGAN IS LIABLE TO CUSTOMER	21

7.1	Standard of Care; Liability	21

7.2	Force Majeure	22

7.3	J.P. Morgan May Consult With Counsel	22

7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result	22

7.5	Assets Held Outside J.P. Morgan’s Control	23

7.6	Ancillary Services	23

8.	TAXATION	23

8.1	Tax Obligations	23

8.2	Tax Relief Services	24

9.	TERMINATION	24

9.1	Termination	24

9.2	Exit Procedure	25

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10.	MISCELLANEOUS	26

10.1	Notifications	26

10.2	Successors and Assigns	26

10.3	Interpretation	26

10.4	Entire Agreement	27

10.5	Information Concerning Deposits at J.P. Morgan’s London Branch	27

10.6	Insurance	27

10.7	Security Holding Disclosure	27

10.8	USA PATRIOT Act Disclosure	27

10.9	Governing Law and Jurisdiction	28

10.10	Severability; Waiver; and Survival	28

10.11	Confidentiality	29

10.12	Counterparts	29

10.13	No Third Party Beneficiaries	29

SCHEDULE 1		31

SCHEDULE 2		35

SCHEDULE 3		36

SCHEDULE 4		39

SCHEDULE 5		40

Global Custody Agreement - JPMCB NY - General - October 2009

GLOBAL CUSTODY AGREEMENT

This agreement, dated ____________________, 2011, is between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION ("J.P. Morgan"), with a place of business at 4 New York Plaza, New York, New York 10004; and FQF TRUST solely on behalf of its various series ("Customer") with a place of business at 230 Congress Street, 5th Floor, Boston, MA 02110.

1.            INTENTION OF THE PARTIES; DEFINITIONS

1.1          Intention of the Parties

(a)
This Agreement sets out the terms on which J.P. Morgan will serve as custodian to Customer’s separate series of shares (“Funds”), it being understood that Customer (i) may be comprised of one or more Funds, each of which represents an interest in a separate investment portfolio, but for administrative convenience only (ii) wishes to evidence its appointment of J.P. Morgan as custodian with this single agreement, notwithstanding its intention that each Fund be separately bound.  J.P. Morgan will be responsible for the performance of only those duties set forth in this Agreement.

(b)
Investing in Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special features.  Customer acknowledges that J.P. Morgan is not providing any legal, tax or investment advice in providing the services under this Agreement and will not be liable for any losses resulting from Country Risk.

(c)
The terms and conditions of this Agreement are applicable only to the services which are specified in this Agreement. Other services are subject to separate terms and conditions, which J.P. Morgan will make available to the Customer upon request.

1.2          Definitions

As used herein, the following terms have the meaning hereinafter stated.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Account” has the meaning set forth in Section 2.1 of this Agreement.

“Affiliate” means an entity controlling, controlled by, or under common control with, J.P. Morgan or Customer, as applicable.

“Affiliated Subcustodian” means a Subcustodian that is an Affiliate.

“Applicable Law” means any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgement, order, formal interpretation or ruling issued by a court or governmental entity.

Global Custody Agreement - JPMCB New York - General - October 2009

"Authorized Person" means any person who has been designated by written notice from Customer in the form of Schedules 2 or 3 as the case may be (or by written notice in the form of Appendix A from any agent designated by Customer, including, without limitation, an investment manager) to act on behalf of Customer under this Agreement.  Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives and has had reasonable time to act upon Instructions from Customer (or its agent) that any such person is no longer an Authorized Person.

“Cash Account” has the meaning set forth in Section 2.1(a)(ii).

“Confidential Information” means and includes all non public information concerning Customer or the Accounts which J.P. Morgan receives in the course of providing services under this Agreement.  The term Confidential Information shall not include information which is or becomes available to the general public by means other than J.P. Morgan’s breach of the terms of this Agreement or information which J.P. Morgan obtains on a non confidential basis from a third person.

“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account, which may require discretionary action by the beneficial owner of the Security, but does not include rights with respect to class action litigation or proxy voting.

“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country’s financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Eligible Foreign Custodian” shall have the meaning assigned under Rule 17f-5 (and shall include any entity qualifying as such pursuant to an exemption, rule or other appropriate action of the SEC.

“Eligible Securities Depository” shall have the meaning assigned under Rule 17f-7 (and shall include any entity qualifying as such pursuant to an exemption, rule or other appropriate action of the SEC).

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Asset” means a Security and refers, as the context requires, either to the asset itself or to the means by which a person’s claim to it is evidenced, including a Security, a security certificate, or a Securities Entitlement.  “Financial Asset” does not include cash.

"Instructions" means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which J.P. Morgan believes to have been given by an Authorized Person in the manner specified next to their name in the relevant Schedule.

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“J.P. Morgan Indemnitees” means J.P. Morgan, its Subcustodians, and their respective nominees, directors, officers, employees and agents.

“J.P. Morgan’s London Branch” means the London branch office of JPMorgan Chase Bank, N.A.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’ fees and disbursements).

“Rule 17f-5” means Rule 17f-5 under the 1940 Act, as it may be amended from time to time.

“Rule 17f-7” means Rule 17f-7 under the 1940 Act, as it may be amended from time to time.

“SEC” means U.S. Securities and Exchange Commission.

“Securities” means shares, stocks, debentures, bonds, notes or other like obligations, whether issued in certificated or uncertificated form, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets or other obligations of an issuer, or shares, participations and interests in an issuer recognised in the country in which it is issued or dealt in as a medium for investment and any other property as may be acceptable to J.P. Morgan for the Securities Account.

“Securities Account” means each Securities custody account on J.P. Morgan’s records to which Financial Assets are or may be credited under this Agreement.

“Securities Depository” means any clearing system, securities depository, dematerialized book entry system or similar system for the central handling of Securities.

“Securities Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Securities Intermediary” means J.P. Morgan, a Subcustodian, a Securities Depository, and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

“Security Procedure” means security procedures to be followed by Customer upon the issuance of an Instruction and/or by J.P. Morgan upon the receipt of an Instruction, so as to enable J.P. Morgan to verify that such Instruction is authorized, as set forth in service level documentation in effect from time to time between the parties with respect to the services set forth in this Agreement, or as otherwise agreed in writing by the parties.  A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption and telephone call backs. Customer acknowledges that Security Procedures are designed to verify the authenticity of, and not detect errors in, Instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of Customer through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized Instruction.

Global Custody Agreement - JPMCB New York - General - October 2009

“Subcustodian” means any of the subcustodians appointed by J.P. Morgan from time to time to hold Securities and act on its behalf in different jurisdictions (and being at the date of this Agreement the entities listed in Schedule 1) and includes any Affiliated Subcustodian.  A Subcustodian shall be (i) a ‘U.S. Bank,’ which shall mean a U.S. bank as defined in Rule 17f-5(a)(7); or (ii) an Eligible Foreign Custodian.

All terms in the singular will have the same meaning in the plural unless the context otherwise provides and vice versa.

2.            WHAT J.P. MORGAN IS REQUIRED TO DO

2.1          Set Up Accounts

(a)           J.P. Morgan will establish and maintain the following accounts ("Accounts"):

(i)
one or more Securities Accounts in the name of each Fund (or in another name requested by Customer that is acceptable to J.P. Morgan) for Financial Assets, which may be held by J.P. Morgan, a Subcustodian or a Securities Depository for J.P. Morgan on behalf of Customer, including as an Entitlement Holder; and

(ii)
one or more accounts in the name of each Fund (or in another name requested by Customer that is acceptable to J.P. Morgan) ("Cash Account") for any and all cash in any currency received by or on behalf of J.P. Morgan for the account of Customer.

Notwithstanding paragraph (ii), cash held in respect of those markets where Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or Securities Depository will be held in that manner and will not be part of the Cash Account.

(b)	At the request of Customer, additional Accounts may be opened in the future, and such additional Accounts shall be subject to the terms of this Agreement;

(c)
In the event that Customer requests the opening of any additional Account for the purpose of holding collateral pledged by Customer to a securities exchange, clearing corporation, or other central counterparty (a “Counterparty”) to secure trading activity by Customer, or the pledge to a Counterparty of cash or individual Securities held in an Account, that Account (or the pledged cash or Securities) shall be subject to the collateral arrangements in effect between J.P. Morgan and the Counterparty in addition to the terms of this Agreement;

Global Custody Agreement - JPMCB New York - General - October 2009

(d)	J.P. Morgan’s obligation to open Accounts pursuant to Section 2.1(a) is conditional upon J.P. Morgan receiving such of the following documents as J.P. Morgan may require:

(i)	a certified copy of Customer's constitutional documents as currently in force;

(ii)
evidence reasonably satisfactory to J.P. Morgan of the due authorization and execution of this Agreement by Customer (for example by a certified copy of a resolution of Customer's board of directors or equivalent governing body, substantially in the form set out in Schedule 4);

(iii)	J.P. Morgan’s standard form fund manager mandate (in the form set out in Appendix A), completed by any persons designated in Schedule 3; and

(iv)	in the case of any Account opened in a name not that of Customer, documentation with respect to that name similar to that set forth in sub-sections (i) – (iii).

2.2         Cash Account

(a)
Any amount standing to the credit of the Cash Account is a debt due from J.P. Morgan to Customer as banker.  Except as otherwise provided in Instructions acceptable to J.P. Morgan, all cash held in the Cash Account will be deposited during the period it is credited to the Accounts in one or more deposit accounts at J.P. Morgan, in the case of U.S. dollars, or at,J.P. Morgan’s London Branch, in the case of foreign currencies, U.S. dollars received on foreign currencies (if any) and U.S. dollars used to settle foreign trades. Any cash so deposited with J.P. Morgan’s London Branch will be payable exclusively by J.P. Morgan’s London Branch in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

(b)
Any amounts credited by J.P. Morgan to the Cash Account on the basis of a notice or an interim credit from a third party, may be reversed if J.P. Morgan does not receive final payment in a timely manner. J.P. Morgan will notify Customer promptly of any such reversal.

2.3         Segregation of Assets; Nominee Name

(a)
J.P. Morgan will identify in its books that Financial Assets credited to Customer’s Securities Account belong to Customer on behalf of the relevant Fund (except as otherwise may be agreed by J.P. Morgan and Customer).

(b)
To the extent permitted by Applicable Law or market practice, J.P. Morgan will require each Subcustodian to identify in its own books that Financial Assets held at such Subcustodian by J.P. Morgan on behalf of its customers belong to customers of J.P. Morgan, such that it is readily apparent that the Financial Assets do not belong to J.P. Morgan or the Subcustodian.

Global Custody Agreement - JPMCB New York - General - October 2009

(c)	J.P. Morgan is authorized, in its discretion,

(i)	to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to J.P. Morgan or its Subcustodian in bearer form;

(ii)	to hold Securities in or deposit Securities with any Securities Depository;

(iii)	to hold Securities in omnibus accounts on a fungible basis and to accept delivery of Securities of the same class and denomination as those deposited with J.P. Morgan or its Subcustodian; and

(iv)	to register in the name of Customer, J.P. Morgan, a Subcustodian, a Securities Depository, or their respective nominees, such Financial Assets as are customarily held in registered form.

2.4         Settlement of Transactions

Subject to Article 3 and Section 4.2 of this Agreement, J.P. Morgan will act with reasonable care and  in accordance with Instructions with respect to settlement of transactions.  Settlement will be conducted by J.P. Morgan in accordance with prevailing standards of the market in which the transaction occurs.  Without limiting the generality of the foregoing, Customer authorizes J.P. Morgan to deliver Financial Assets or payment in accordance with applicable market practice in advance of receipt or settlement of consideration expected in connection with such delivery or payment, and Customer acknowledges and agrees that such action alone will not of itself constitute negligence, fraud, or willful misconduct of J.P. Morgan, and the risk of loss arising from any such action will be borne by Customer.  In the case of the failure of Customer’s counterparty (or other appropriate party) to deliver the expected consideration as agreed, J.P. Morgan will contact the counterparty to seek settlement and will notify Customer of such failure.  If Customer’s counterparty continues to fail to deliver the expected consideration, J.P. Morgan will provide information reasonably requested by Customer that J.P. Morgan has in its possession to allow Customer to enforce rights that Customer has against Customer’s counterparty, but neither J.P. Morgan nor its Subcustodians will be obliged to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.5         Contractual Settlement Date Accounting

(a)
J.P. Morgan will effect book entries on a contractual settlement date accounting basis as described below with respect to the settlement of transactions in those markets where J.P. Morgan generally offers contractual settlement date accounting.

(i)
Sales: On the settlement date for a sale (including short settlement), J.P. Morgan will credit the Cash Account with the proceeds of the sale and transfer the relevant Financial Assets to an account at J.P. Morgan pending settlement of the transaction where not already delivered.

Global Custody Agreement - JPMCB New York - General - October 2009

(ii)
Purchases: On the settlement date for the purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), J.P. Morgan will debit the Cash Account for the settlement amount and credit a separate account at J.P. Morgan. J.P. Morgan then will post the Securities Account as awaiting receipt of the expected Financial Assets. Customer will not be entitled to the delivery of Financial Assets that are awaiting receipt until J.P. Morgan or a Subcustodian actually receives them.

Upon request, J.P. Morgan shall provide Customer with a list of those markets for which it provides contractual settlement date accounting.  J.P. Morgan may add markets to or remove markets from this list upon reasonable notice to Customer.  J.P. Morgan reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons.

(b)
J.P. Morgan may reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction's actual settlement upon notice to Customer in cases where J.P. Morgan reasonably believes that the transaction will not settle in the ordinary course within a reasonable time.  Customer will be responsible for any costs or liabilities resulting from such reversal.  Customer acknowledges that the procedures described in Section 2.5 are of an administrative nature, and J.P. Morgan does not undertake to make loans and/or Financial Assets available to Customer.

2.6         Actual Settlement Date Accounting

With respect to settlement of a transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, J.P. Morgan will post the transaction on the date on which the cash or Financial Assets received as consideration for the transaction are actually received and cleared by J.P. Morgan.

2.7         Income Collection (AutoCredit)

(a)	J.P. Morgan will monitor information publicly available in the applicable market about forthcoming income payments on the Financial Assets, and will promptly notify Customer of such information.

(b)
Unless Customer is notified otherwise, J.P. Morgan will credit the Cash Account with income proceeds on Financial Assets on the anticipated payment date, net of any taxes that are withheld by J.P. Morgan or any third party (“AutoCredit”) in those markets where J.P. Morgan customarily provides an AutoCredit service.  Upon request, J.P. Morgan shall provide Customer with a list of AutoCredit eligible markets.   J.P. Morgan may add markets to or remove markets from the list of AutoCredit markets upon notice to Customer that is reasonable in the circumstances.  J.P. Morgan may reverse AutoCredit credits upon oral or written notification to Customer if J.P. Morgan believes that the corresponding payment will not be received by J.P. Morgan within a reasonable period or the credit was incorrect.

Global Custody Agreement - JPMCB New York - General - October 2009

(c)
In markets where AutoCredit service, is not available, J.P. Morgan (including, as applicable, through any Subcustodian) will credit income on Financial Assets and payments related to assets in the Accounts (net of any taxes withheld by J.P. Morgan or any third party) after actual receipt and reconciliation.

(d)
J.P. Morgan will use reasonable efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds and notify Customer of the late payment, but neither J.P. Morgan nor its Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.8         Miscellaneous Administrative Duties

(a)	Until J.P. Morgan receives Instructions to the contrary, J.P. Morgan will:

(i)
present all Financial Assets for which J.P. Morgan has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(ii)	execute in the name of Customer such certificates as may be required to obtain payment in respect of Financial Assets; and

(iii)	exchange interim or temporary documents of title held in the Securities Account for definitive documents of title.

(b)
In the event that, as a result of holding Financial Assets in an omnibus account, Customer receives fractional interests in Financial Assets arising out of a Corporate Action or class action litigation, J.P. Morgan will credit Customer with the amount of cash it would have received had the Financial Assets not been held in an omnibus account, and Customer shall relinquish to J.P. Morgan its interest in such fractional interests.

(c)
If some, but not all, of an outstanding class of Financial Asset is called for redemption, J.P. Morgan may allot the amount redeemed among the respective beneficial holders of such a class of Financial Assets on a pro rata basis or in a similar manner J.P. Morgan deems fair and equitable.

2.9         Corporate Actions

(a)
J.P. Morgan will act in accordance with local market practice to obtain information concerning Corporate Actions that is publicly available in the local market.  J.P. Morgan also will review information obtained from sources to which it subscribes for information concerning such Corporate Actions.  J.P. Morgan will promptly provide that information (or summaries that accurately reflect the material points concerning the applicable Corporate Action) to Customer.

Global Custody Agreement - JPMCB New York - General - October 2009

(b)
J.P. Morgan will act in accordance with Customer’s Instructions in relation to such Corporate Actions.  If Customer fails to provide J.P. Morgan with timely Instructions with respect to any Corporate Action, neither J.P. Morgan nor its Subcustodians or their respective nominees will take any action in relation to that Corporate Action, except as otherwise agreed in writing by J.P. Morgan and Customer or as may be set forth by J.P. Morgan as a default action in the notification it provides under Section 2.9(a) with respect to that Corporate Action.

2.10      Class Action Litigation

Any notices received by J.P. Morgan’s corporate actions department about U.S. settled securities class action litigation that requires action by affected owners of the underlying Financial Assets will be promptly notified to Customer if J.P. Morgan, using reasonable care and diligence in the circumstances, identifies that Customer was a shareholder and held the relevant Financial Assets in custody with J.P. Morgan at the relevant time.  J.P. Morgan will not make filings in the name of Customer in respect to such notifications except as otherwise agreed in writing between Customer and J.P. Morgan.

2.11      Proxies

(a)
J.P. Morgan will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify Customer of such information and, subject to Section 2.11(c), act in accordance with Customer’s Instructions in relation to such meetings ("the Proxy Voting Service").

(b)
The Proxy Voting Service is available only in certain markets, details of which will be provided by J.P. Morgan, it being understood that  J.P. Morganshall make Proxy Voting Services available to Customer in a given market where  J.P. Morganoffers such services to any other custody client, provided that Customer timely pays the applicable fees.  Provision of the Proxy Voting Service is conditional upon receipt by J.P. Morgan of a duly completed enrolment form as well as additional documentation required for certain markets.

(c)
The Proxy Voting Service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by J.P. Morgan on a case by case basis.

(d)	Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i)	the Financial Assets being on loan or out for registration;

(ii)	the pendency of conversion or another corporate action;

(iii)	the Financial Assets being held in a margin or collateral account at J.P. Morgan or another bank or broker, or otherwise in a manner which affects voting;

(iv)	local market regulations or practices, or restrictions by the issuer; and

Global Custody Agreement - JPMCB New York - General - October 2009

(v)
J.P. Morgan being required to vote all shares held for a particular issue for all of J.P. Morgan’s customers on a net basis (i.e., a net yes or no vote based on voting instructions received from all its customers). Where this is the case, J.P. Morgan will inform Customer by means of the Notification.

2.12      Statements of Account

(a)
J.P. Morgan will provide Customer with a statement of account for each Account, identifying cash and Financial Assets held in the Account and any transfers to and from the Account. Statements of account may be delivered electronically or on-line over the Internet and are deemed delivered when sent electronically or posted on the Internet.  Customer will review its statement of account and give J.P. Morgan written notice of (i) any suspected error or omission or (ii) non-receipt of a statement of account within 90 days after the statement of account is sent or made available to Customer or would have been sent, as the case may be.

(b)
Customer acknowledges that information available to it on-line with respect to transactions posted after the close of the prior business day may not be accurate due to mis-postings, delays in updating Account records, and other causes.  J.P. Morgan will not be liable for any loss or damage arising out of any such information absent bad faith or wilful misconduct by a J.P. Morgan Indemnitee.

2.13      Access to J.P. Morgan's Records

(a)
J.P. Morgan will allow Authorized Persons, Customer's auditors and independent public accountants such reasonable access to the records at J.P. Morgan relating to Customer’s (or a Fund’s) Financial Assets as is required in connection with their examination of books and records pertaining to Customer's (or a Fund’s) affairs and preserve such records as required of Customer under the 1940 Act.  Subject to restrictions under the relevant local law, J.P. Morgan also directs any Subcustodian to permit Customer’s auditors and independent public accountants, reasonable access to the records of any Subcustodian of Financial Assets held in the Securities Account as may be required in connection with such examination and preserve such records as required of Customer under the 1940 Act.

(b)
J.P. Morgan will, upon reasonable written notice, allow Customer reasonable access during normal working hours to records relating to the Accounts.  J.P. Morgan may impose reasonable restrictions on the number of individuals allowed access, the frequency and length of such access, and the scope of the records made available.  Customer shall reimburse J.P. Morgan for the cost of copying, collating and researching archived information at J.P. Morgan’s regular hourly rate.

Global Custody Agreement - JPMCB New York - General - October 2009

(c)
J.P. Morgan shall keep records relating to its activities and obligations under this Agreement in the form and manner, and for such period, as it may deem advisable, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder.  J.P. Morgan agrees that all such records prepared or maintained by J.P. Morgan relating to its activities and obligations performed by J.P. Morgan hereunder will be preserved, maintained, and made available in accordance with such laws applicable to Customer, including without limitation, Section 31 of the 1940 Act and will be promptly provide a copy of the records (or a summary or compilation of records as J.P. Morgan and Customer reasonably, and in good faith, deem satisfactory) to Customer or its designee on and in accordance with its request.  J.P. Morgan acknowledges and agrees that the underlying records maintained by J.P. Morgan are the property of Customer

2.14      Maintenance of Financial Assets at Subcustodian Locations

Unless Instructions require another location acceptable to J.P. Morgan, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are held.  J.P. Morgan reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 1 to this Agreement, as in effect from time to time.  J.P. Morgan may modify Schedule 1 to this Agreement upon notice to Customer.

2.15      Tax Relief Services

J.P. Morgan will provide tax relief services as provided in Section 8.2.

2.16      Foreign Exchange Transactions

To facilitate the administration of Customer's trading and investment activity, J.P. Morgan may, but will not be obliged to, enter into spot or forward foreign exchange contracts with Customer, or an Authorized Person, and may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians.  Instructions, including standing Instructions, may be issued with respect to such contracts.  In all cases where Bank, its Affiliates or Subcustodians enter into a master foreign exchange contract that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, this Agreement, will apply to such transactions.

2.17      Notifications

If Customer has agreed to access information concerning the Accounts through J.P. Morgan’s website, J.P. Morgan may make any notifications required under this Agreement by posting it on the website.

J.P. Morgan shall provide any legal notice or any notice with respect to any change in the parties’ rights and responsibilities under this Agreement in accordance with the notice provisions in Section 10.1.

Global Custody Agreement - JPMCB New York - General - October 2009

2.18	Compliance With Rule 17f-5

(a)
Except as to any country or countries as to which J.P. Morgan may, from time to time, advise Customer that it does not accept such appointment, Customer hereby appoints J.P. Morgan, and J.P. Morgan hereby accepts appointment, as Customer’s ‘Foreign Custody Manager’ (as that term is defined in Rule 17f-5(a)(3), including for the purposes of: (i) selecting Eligible Foreign Custodians to hold foreign Financial Assets and Cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians, and (iii) monitoring such foreign custody arrangements.

(b)	In connection with the foregoing, J.P. Morgan shall:

(i)
provide written reports notifying Customer’s Board of Trustees (“Board”) (A) quarterly (unless otherwise agreed by the parties) of the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and (B) promptly of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer’s foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

(ii)
exercise such reasonable care, prudence and diligence in performing as Customer’s Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

(iii)
in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

(iv)
determine that the written contract with an Eligible Foreign Custodian requires that (A) the Eligible Foreign Custodian shall provide reasonable care for foreign Financial Assets and Cash based on the standards set forth in subparagraph (iii) immediately above and applicable to custodians in the relevant market and (B) provides the following (or equivalent in the determination of the Foreign Custody Manager):

•	for indemnification or insurance arrangements (or a combination thereof) that will adequately protect Customer against the risk of loss of foreign Financial Assets held under such contract;

Global Custody Agreement - JPMCB New York - General - October 2009

•
that foreign Financial Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors, except a claim of payment for their safe custody or administration, or in the case of cash deposits, liens or rights in favor of creditors of the custodian arising under bankruptcy, insolvency or similar laws;

•	that beneficial ownership of the foreign Financial Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

•	that adequate records will be maintained identifying the assets as belonging to the Customer or as being held by a third party for the benefit of the Customer;

•	that Customer’s independent public accountant will be given access to the records or confirmation of the contents of them, as reasonably requested; and

•
that Customer will receive periodic reports regarding the safekeeping of the foreign Financial Assets, including but not limited to, notification of any transfer to or from Customer’s account or a third party account containing assets held for the benefit of the Customer

(v)
have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that J.P. Morgan determines that an existing Eligible Foreign Custodian no longer affords foreign Financial Assets and cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care,  J.P. Morganshall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected foreign Financial Assets and cash.

Subject to (b)(i)-(v) above, J.P. Morgan is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by J.P. Morgan.

(c)
Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

(d)
J.P. Morgan represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7).  Customer represents to J.P. Morgan that: (1) the foreign Financial Assets and cash being placed and maintained in J.P. Morgan 's custody are subject to the 1940 Act; (2) its Board has determined that it is reasonable to rely on  J.P. Morgan to perform as Customer’s Foreign Custody Manager or  its investment adviser shall have determined that Customer may maintain foreign Financial Assets and cash in each country in which Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk.  Nothing contained herein shall require J.P. Morgan to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

Global Custody Agreement - JPMCB New York - General - October 2009

(e)
J.P. Morgan shall provide to Customer such information relating to Country Risk as is specified in Appendix 1 hereto.  Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii)  J.P. Morgan has gathered the information from sources it considers reliable, but that J.P. Morgan shall have no responsibility for inaccuracies or incomplete information.

(f)
J.P. Morgan’s appointment as Foreign Custody Manager may be terminated at any time by Customer, regardless of whether J.P. Morgan serves as custodian of Customer (or any Fund); provided, however, if Customer chooses to terminate J.P. Morgan ’s appointment as Foreign Custody Manager during the term of this Agreement, Customer shall not (i) hold any Financial Assets or cash with a  Subcustodian unless approved by J.P. Morgan and (ii) Customer shall terminate the use of any  Subcustodian at  J.P. Morgan’s direction.

2.19      Compliance with Rule 17f-7

(a)
J.P. Morganshall, for consideration by Customer, provide an analysis of the custody risks associated with maintaining Customer’s  foreign Financial Assets with each Eligible Securities Depository used by  J.P. Morganas of the date hereof (or, in the case of an Eligible Securities Depository not used by J.P. Morgan as of the date hereof, prior to the initial placement of Customer’s foreign Financial Assets at such Eligible Securities Depository) and at which any foreign Financial Assets of Customer are held or are expected to be held.  In connection with the foregoing, Customer shall notify Bank of any Eligible Securities Depositories at which it does not choose to have its foreign Financial Assets held.  Bank shall monitor the custody risks associated with maintaining Customer’s foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

(b)	J.P. Morgan shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.19(a) above.

(c)
Based on the information available to it in the exercise of diligence, J.P. Morgan shall determine the eligibility under Rule 17f-7 of each potential depository before including it on Schedule 2 hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible.  (Eligible Securities Depositories used by Bank as of the date hereof are set forth in Schedule 2 hereto, and as the same may be amended on notice to Customer from time to time.)

Global Custody Agreement - JPMCB New York - General - October 2009

3.            INSTRUCTIONS

3.1	Acting on Instructions; Method of Instruction and Unclear Instructions

(a)
Customer authorizes J.P. Morgan to accept, rely upon and/or act upon any Instructions received by it without inquiry.  Customer will indemnify J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against J.P. Morgan Indemnitees as a result of any action or omission taken in accordance with any Instruction.

(b)	Customer will where reasonably practicable use automated and electronic methods of sending Instructions.

(c)
J.P. Morgan shall promptly notify an Authorized Person if J.P. Morgan determines that an Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction. J.P. Morgan may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it.  J.P. Morgan will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction while it seeks information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive clarification satisfactory to it.

(d)	All Instructions shall be presumed to continue in full force and effect until cancelled or superseded.

3.2	Verification and Security Procedures

(a)
J.P. Morgan and Customer shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and shall ensure that any codes, passwords or similar devices are reasonably safeguarded.

(b)	Either party may record any of their telephone communications.

3.3	Instructions; Contrary to Law/Market Practice

J.P. Morgan need not act upon Instructions which it reasonably believes to be contrary to law, regulation or market practice, but J.P. Morgan shall be under no duty to investigate whether any Instructions comply with Applicable Law or market practice.  In the event J.P. Morgan does not act upon such Instructions, J.P. Morgan will notify Customer where reasonably practicable.

3.4	Cut-Off Times

J.P. Morgan has established cut-off times for receipt of Instructions, which will be made available to Customer.  If J.P. Morgan receives an Instruction after its established cut-off time, J.P. Morgan will attempt to act upon the Instruction on the day requested if J.P. Morgan deems it practicable to do so or otherwise as soon as practicable on the next business day. J.P. Morgan will provide Customer with reasonable prior notice of any changes to the cut-off times previously communicated to Customer if such advance notice is practicable or the change is made as part of the normal review and update in the ordinary course of business.  In any event, J.P. Morgan will provide notice of such change without undue delay.

Global Custody Agreement - JPMCB New York - General - October 2009

3.5	Electronic Access

Access by Customer to certain applications or products of J.P. Morgan via J.P. Morgan’s web site or otherwise shall be governed by this Agreement and the terms and conditions set forth in Schedule 5.

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN

4.1	Fees and Expenses

Customer will pay J.P. Morgan for its services under this Agreement such fees as may be agreed upon in writing from time to time, together with J.P. Morgan's reasonable out-of-pocket or incidental expenses, including, but not limited to,  fees incidental to processing charged directly or indirectly by governmental authorities, issuers, or their agents. Invoices will be payable within thirty (30) days of the date of the invoice.  If Customer disputes an invoice it shall nevertheless pay on or before the date that payment is due such portion of the invoice that is not subject to a bona fide dispute. J.P. Morgan may deduct amounts invoiced from the Cash Account except to the extent that Customer has objected to the invoice within thirty (30) days of the date of the invoice (or such other period as the parties may agree in writing).  Without prejudice to J.P. Morgan’s other rights, J.P. Morgan reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as J.P. Morgan customarily charges for similar overdue amounts.

4.2	Overdrafts

If a debit to any currency in the Cash Account results in a debit balance, then J.P. Morgan may, in its discretion, (i) advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting.  If J.P. Morgan elects to make such an advance, the advance will be deemed a loan to Customer, payable on demand, bearing interest at the applicable rate charged by J.P. Morgan from time to time for such overdrafts, from the date of such advance to the date of payment (both after as well as before judgement) and otherwise on the terms on which J.P. Morgan makes similar overdrafts available from time to time.  No prior action or course of dealing on J.P. Morgan’s part with respect to the settlement of transactions on Customer’s behalf will be asserted by Customer against J.P. Morgan for J.P. Morgan’s refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the applicable currency in the Account.

Global Custody Agreement - JPMCB New York - General - October 2009

4.3	J.P. Morgan’s Right Over Securities; Set-off

(a)
Without prejudice to J.P. Morgan’s rights under Applicable Law, Customer grants to J.P. Morgan a security interest in and a lien on the Financial Assets held in the Securities Account as security for any and all Liabilities outstanding from time to time (whether actual or contingent) of Customer to J.P. Morgan and J.P. Morgan shall be entitled without notice to Customer, to withhold delivery of such Financial Assets, sell or otherwise realize any of such Financial Assets and to apply the proceeds and any other monies credited to the Cash Account in satisfaction of such Liabilities.  For this purpose, J.P. Morgan may make such currency conversions as may be necessary at its then current rates for the sale and purchase of relevant currencies. For avoidance of doubt, where indebtedness relates to a Fund, J.P. Morgan shall have shall not set off the liabilities of such Fund against the assets held by J.P.Morgan for any other Fund.

(b)
Without prejudice to J.P. Morgan’s rights under Applicable Law, J.P. Morgan may set off against any amount owing by Customer to J.P. Morgan or any of its Affiliates any amount in any currency standing to the credit of any of Customer’s accounts (whether deposit or otherwise) with any J.P. Morgan branch or office or with any Affiliate of J.P. Morgan.  For this purpose, J.P. Morgan shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

5.	SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS

5.1	Appointment of Subcustodians; Use of Securities Depositories

(a)
J.P. Morgan is authorized under this Agreement to act through and hold Customer's Financial Assets with Subcustodians, provided that in the case of an Eligible Foreign Custodian, Customer’s Foreign Custody Manager has made the determinations required by Rule 17f-5 with respect to the foreign Financial Assets to be held by Subcustodian.  J.P. Morgan will use reasonable care in the selection, monitoring and continued appointment of such Subcustodians.  In addition, J.P. Morgan and each Subcustodian may deposit Securities with, and hold Securities in any Securities Depository on such terms as such Securities Depository customarily operates and Customer will provide J.P. Morgan with such documentation or acknowledgements that J.P. Morgan may require to hold the Financial Assets in such Securities Depository.  The books and records at  J.P. Morgan shall at all times identify the Financial Assets and cash as belonging to Customer (and a particular Fund, if applicable) whether or not maintained by a Subcustodian or Securities Depository.

(b)
Any agreement J.P. Morgan enters into with a Subcustodian for holding J.P. Morgan’s customers' assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors and that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration. J.P. Morgan shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against Customer’s assets. Where a Subcustodian deposits Securities with a Securities Depository, J.P. Morgan will cause the Subcustodian to identify on its records as belonging to J.P. Morgan, as agent, the Securities shown on the Subcustodian’s account at such Securities Depository.  This Section 5.1(b) will not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

Global Custody Agreement - JPMCB New York - General - October 2009

(c)
J.P. Morgan is not responsible for the selection or monitoring of any Securities Depository and will not be liable for any act or omission by (or the insolvency of) any Securities Depository.  In the event Customer incurs a loss due to the negligence, willful default, or insolvency of a Securities Depository, J.P. Morgan will make reasonable efforts to seek recovery from the Securities Depository, but J.P. Morgan will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action.

(d)
For purposes of clarity, it is agreed that as used in this Agreement, the term Subcustodian shall not include any Eligible Foreign Custodian as to which J.P. Morgan has not acted as Foreign Custody Manager.

(e)
The term ‘securities depository’ as used herein when referring to a securities depository located outside the U.S. shall mean: an “Eligible Securities Depository” which, in turn, shall have the same meaning as in rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order; provided that, prior to the compliance date with rule 17f-7 for a particular securities depository the term “securities depositories” shall be as defined in (a)(1)(ii)-(iii) of the 1997 amendments to rule 17f-5.

(f)	The term “securities depository” as used herein when referring to a securities depository located in the U.S. shall mean a “securities depository” as defined in rule 17f-4(a).

5.2	Liability for Subcustodians

(a)	Subject to Section 7.1(b), J.P. Morgan will be liable for direct losses incurred by Customer that result from:

(i)
the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud or willful misconduct of such Subcustodian in the provision of custodial services by it; or

(ii)	the insolvency of any Affiliated Subcustodian.

(b)
Subject to Section 5.1(a) and J.P. Morgan’s duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by J.P. Morgan in its oversight process, J.P. Morgan will not be responsible for any losses (whether direct or indirect) incurred by Customer that result from the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian.

Global Custody Agreement - JPMCB New York - General - October 2009

(c)
J.P. Morgan reserves the right to add, replace or remove Subcustodians.  J.P. Morgan will give prompt notice of any such action, which will be advance notice if practicable.  J.P. Morgan will identify the name, address and principal place of business of any Subcustodian and, upon request by Customer, the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

6.	ADDITIONAL PROVISIONS RELATING TO CUSTOMER

6.1	Representations of Customer and J.P. Morgan

(a)
Customer represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use J.P. Morgan as its custodian in accordance with the terms of this Agreement, and to borrow money (either short term or intraday borrowings in order to settle transactions prior to receipt of covering funds), grant a lien over Financial Assets as contemplated by Section 4.3, and enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by J.P. Morgan, this Agreement is Customer’s legal, valid and binding obligation, enforceable against Customer in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement (iii) it has not relied on any oral or written representation made by J.P. Morgan or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of J.P. Morgan; (iv) it is a resident of the United States and shall notify J.P. Morgan of any changes in residency and (v) the Financial Assets and cash deposited in the Accounts are not subject to any encumbrance or security interest whatsoever and Customer undertakes that, so long as Liabilities are outstanding, it will not create or permit to subsist any encumbrance or security interest over such Financial Assets or cash; except that Customer may deposit Financial Assets and cash in a control account maintained with J.P. Morgan, which Financial Assets and cash may be subject to a security interest granted to a creditor of Customer, under the terms of a control agreement, the parties to which will include Customer, J.P. Morgan and the creditor to which the security interest has been granted.

J.P. Morgan may rely upon the certification of such other facts as may be required to administer J.P. Morgan's obligations under this Agreement and the Customer shall indemnify J.P. Morgan against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

(b)
J.P. Morgan represents and warrants that (i) assuming execution and delivery of this Agreement by Customer, this Agreement is J.P. Morgan’s legal, valid and binding obligation, enforceable against J.P. Morgan in accordance with its terms and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement.

Global Custody Agreement - JPMCB New York - General - October 2009

6.2	Customer is Liable to J.P. Morgan Even if it is Acting for Another Person

If Customer is acting as an agent or for another person as envisaged in Section 2.1(a) in respect of any transaction, cash, or Financial Asset, J.P. Morgan nevertheless will treat Customer as its principal for all purposes under this Agreement.  In this regard, Customer will be liable to J.P. Morgan as a principal in respect of any transactions relating to the Accounts.  The foregoing will not affect any rights J.P. Morgan might have against Customer's principal or the other person envisaged by Section 2.1(a).

6.3	Special Settlement Services

J.P. Morgan may, but shall not be obliged to, make available to Customer from time to time special settlement services for transactions involving Securities, cash, foreign exchange, and other instruments or contracts.  Customer shall comply, and shall procure that its Authorized Persons shall comply, with the requirements of any external settlement agency through which such settlements may be processed, including, without limitation, its rules and by-laws, where applicable.

7.	WHEN J.P. MORGAN IS LIABLE TO CUSTOMER

7.1	Standard of Care; Liability

(a)
J.P. Morgan will use reasonable care in performing its obligations under this Agreement and   shall be liable to Customer for Liabilities asserted against or incurred by Customer in connection with the failure of  J.P. Morgan to exercise such reasonable care.

(b)
J.P. Morgan will be liable for Customer’s direct damages to the extent they result from J.P. Morgan’s fraud, negligence or willful misconduct in performing its duties as set out in this Agreement and to the extent provided in Section 5.2(a).  Nevertheless, under no circumstances will J.P. Morgan be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, J.P. Morgan’s performance under this Agreement, or J.P. Morgan’s role as custodian.

(c)
Customer will indemnify J.P. Morgan Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of J.P. Morgan Indemnitees in connection with or arising out of (i) J.P. Morgan’s performance under this Agreement, provided J.P. Morgan Indemnitees have not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question or (ii) any J.P. Morgan Indemnitee’s status as a holder of record of Customer’s Financial Assets.  Nevertheless, Customer will not be obligated to indemnify any J.P. Morgan Indemnitee under the preceding sentence with respect to any Liability for which J.P. Morgan is liable under Section 5.2 of this Agreement.

Global Custody Agreement - JPMCB New York - General - October 2009

(d)
Customer agrees that J.P. Morgan provides no service in relation to, and therefore has no duty or responsibility to: (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions; (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets; (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 2.7(b) of this Agreement; (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which J.P. Morgan is instructed to deliver Financial Assets or cash.

7.2	Force Majeure

J.P. Morgan will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global custody business as required by Applicable Law and as it determines from time to time meet reasonable commercial standards.  J.P. Morgan will have no liability, however, for any damage, loss, expense or liability of any nature that Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (other than on the part of J.P. Morgan or a J.P. Morgan Indemnitee), malfunction of equipment or software (except where such malfunction is primarily attributable to J.P. Morgan’s negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any other cause beyond the reasonable control of J.P. Morgan (including without limitation, the non-availability of appropriate foreign exchange).

7.3	J.P. Morgan May Consult With Counsel

J.P. Morgan will be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of law, regulation or market practice (which may be the professional advisers of Customer), and will not be liable to Customer under this Agreement for any action taken or omitted pursuant to such advice.

7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result

Customer hereby authorizes J.P. Morgan to act under this Agreement notwithstanding that: (a) J.P. Morgan or any of its divisions, branches or Affiliates may have a material interest in transactions entered into by Customer with respect to an Account or that circumstances are such that J.P. Morgan may have a potential conflict of interest, including the fact that J.P. Morgan or its Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets; or earn profits from any of the activities listed herein and (b) J.P. Morgan or any of its divisions, branches or Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of Customer. J.P. Morgan is not under any duty to disclose any such information.

Global Custody Agreement - JPMCB New York - General - October 2009

7.5	Assets Held Outside J.P. Morgan’s Control

J.P. Morgan will not be obliged to hold Securities or cash with any person not agreed to by J.P. Morgan.  Furthermore, J.P. Morgan will not be obliged to register or record Securities in the name of any person not agreed to by J.P. Morgan.  If, however, Customer makes such a request and J.P. Morgan agrees to the request, the consequences of doing so will be at Customer’s own risk.  J.P. Morgan shall not be liable for any losses incurred as a result and may be precluded from providing some of the services referred to in this Agreement (for example, and without limitation, income collection, proxy voting, class action litigation and Corporate Action notification and processing).

7.6	Ancillary Services

J.P. Morgan and its Subcustodians may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions and class action litigation and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of Securities).  Although J.P. Morgan will use reasonable care (and procure that its Subcustodians use reasonable care) in the selection and retention of such third party providers and local agents, it will not be responsible for any errors or omissions made by them in providing the relevant information or services.

8.	TAXATION

8.1	Tax Obligations

(a)
Customer will pay or reimburse J.P. Morgan, and confirms that J.P. Morgan is authorized to deduct from any cash received or credited to Customer’s (or a Fund’s) Cash Account, any taxes or levies required by any revenue or governmental authority for whatever reason in respect of Customer's (or the Fund’s) Accounts.

(b)
Customer will provide to J.P. Morgan such certifications, declarations, documentation, and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way, and contains all material information.  Customer undertakes to notify J.P. Morgan promptly if any information requires updating or correcting.  J.P. Morgan provides no service of controlling or monitoring, and therefore has no duty in respect of, or liability for any taxes, penalties, interest or additions to tax, payable or paid that result from (i) the inaccurate completion of documents by Customer or any third party; (ii) provision to J.P. Morgan or a third party of inaccurate or misleading information by Customer or any third party; (iii) the withholding of material information by Customer or any third party; or (iv) as a result of any delay by any revenue authority or any other cause beyond J.P. Morgan’s control.

Global Custody Agreement - JPMCB New York - General - October 2009

(c)
If J.P. Morgan does not receive appropriate certifications, documentation and information then, as and when appropriate and required, additional tax shall be deducted from all income received in respect of the Financial Assets issued (including, but not limited to, United States non-resident alien tax and/or backup withholding tax.

(d)
Customer will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account provided, however, that J.P. Morgan will be responsible for any penalty or additions to tax due solely as a result of J.P. Morgan’s negligent acts or omissions with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

8.2	Tax Relief Services

(a)
Subject to the provisions of this Section, J.P. Morgan will apply for a reduction of withholding tax and any refund of any tax paid or tax credits in respect of income payments on Financial Assets credited to the Securities Account that J.P. Morgan believes may be available.  To defray expenses pertaining to nominal tax claims, J.P. Morgan may from time-to-time set minimum thresholds as to a de minimus value of tax reclaims or reduction of withholding which it will pursue in respect of income payments under this Section.

(b)
The provision of a tax relief service by J.P. Morgan is conditional upon J.P. Morgan receiving from Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from J.P. Morgan), prior to the receipt of Financial Assets in the Accounts or the payment of income.

(c)
J.P. Morgan will perform tax relief services only with respect to taxation levied by the revenue authorities of the countries advised to Customer from time to time and J.P. Morgan may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered.  Other than as expressly provided in this Section 8.2 J.P. Morgan will have no responsibility with regard to Customer’s tax position or status in any jurisdiction.

9.	TERMINATION

9.1	Termination

(a)
The initial term of this Agreement shall be for a period of five years following the date on which J.P. Morgan commenced providing services under the Agreement.  Following the initial term, Customer may terminate this Agreement on sixty (60) days' written notice to J.P. Morgan.  J.P. Morgan may terminate this Agreement on one hundred and eighty (180) days’ written notice to Customer.

Global Custody Agreement - JPMCB New York - General - October 2009

(b)	Notwithstanding Section 9.1(a):

(i)
Either party may terminate this Agreement immediately on written notice to the other party in the event that a material breach of this Agreement by the other party has not been cured within thirty (30) days’ of that party being given written notice of the material breach;

(ii)
Either party may terminate this Agreement immediately on written notice to the other party upon the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure;

(iii)
J.P. Morgan may terminate this Agreement on sixty (60) days’ written notice to Customer in the event that Customer has ceased to satisfy J.P. Morgan’s customary credit requirements, including but not limited to (i) any material adverse change affecting Customer’s financial condition or operations, (ii) a judgment of the aggregate liability (not fully covered by insurance or otherwise paid or discharged) of 5% or more of such Customer’s net assets or (iii) Customer’s event of default under any agreement or facility between Customer and J.P. Morgan or any Affiliate of J.P. Morgan; and

(iv)         During the initial term, Customer may terminate this Agreement at any time on sixty (60) days’ written notice to J.P. Morgan upon payment of a termination fee.  The termination fee will be an amount equal to six (6) times the average monthly fees paid during the six month period prior to Customer’s notice of termination, or since the date J.P. Morgan commenced providing services under this Agreement if that period is less than six months.  No termination fee will be charged in the event that the Customer (and its Funds) are liquidated during the initial term.

(c)
Customer may terminate this Agreement upon a merger, reorganization, stock sale or asset sale of all or substantially all of J.P. Morgan’s fund custody business without paying the Early Termination Fee; provided such merger, reorganization or sale is not with an Affiliate or subsidiary of J.P. Morgan.

9.2	Exit Procedure

Customer will provide J.P. Morgan full details of the persons to whom J.P. Morgan must deliver Financial Assets and cash within a reasonable period before the effective time of termination of this Agreement.  If Customer fails to provide such details in a timely manner, J.P. Morgan shall be entitled to continue to be paid fees under this Agreement until such time as it is able to deliver the Financial Assets and cash to its successor custodian.   J.P. Morgan will in any event be entitled to deduct any amounts owing to it prior to delivery of the Financial Assets and cash (and, accordingly, J.P. Morgan will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it).  Customer will reimburse J.P. Morgan promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination.  Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

Global Custody Agreement - JPMCB New York - General - October 2009

9.3	Appointment of Successor Custodian

If a successor custodian shall have been appointed by the Board, J.P. Morgan shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (i) deliver directly to the successor custodian all Financial Assets and Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by Customer and held by J.P. Morgan as custodian, and (ii) transfer any Financial Assets and Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of Customer at the successor custodian, provided that Customer shall have paid to J.P. Morgan all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled.  In addition, J.P. Morgan shall, at the reasonable expense of Customer, transfer to such successor copies of all relevant books, records, correspondence, and other data established or maintained by J.P. Morgan under this Agreement in a form reasonably acceptable to Customer (if such form differs from the form in which J.P. Morgan has maintained the same, Customer shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities.

10.	MISCELLANEOUS

10.1	Notifications

Notices pursuant to this Agreement shall be sent or served by registered mail, overnight delivery services, such as Federal Express (FedEx) or United Parcel Service (UPS), etc., courier services or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing.  Notice will not be deemed to be given unless it has been received.

10.2	Successors and Assigns

This Agreement will be binding on each of the parties' successors and assigns, but the parties agree that neither party can assign any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed; except J.P. Morgan may assign this Agreement without Customer’s consent to (a) any Affiliate of J.P. Morgan or (b) in connection with a merger, reorganization, stock sale or sale of all or substantially all of J.P. Morgan’s custody business.

10.3	Interpretation

Headings are for reference and convenience only and are not intended to affect interpretation.  References to Sections are to Sections of this Agreement and references to sub-Sections and paragraphs are to sub-Sections of the Sections and paragraphs of the sub-Sections in which they appear.

Global Custody Agreement - JPMCB New York - General - October 2009

10.4	Entire Agreement

 This Agreement, including the Schedules and the Exhibits, sets out the entire Agreement between the parties in connection with the subject matter hereof, and this Agreement supersedes any other agreement, statement or representation relating to custody, whether oral or written.  Amendments must be in writing and, except where this Agreement provides for amendments by notice from J.P. Morgan, signed by both parties.

10.5	Information Concerning Deposits at J.P. Morgan’s London Branch

Under U.S. federal law, deposit accounts that Customer maintains in J.P. Morgan’s foreign branches (outside of the U.S.) are not insured by the Federal Deposit Insurance Corporation.  In the event of J.P. Morgan’s liquidation, foreign branch deposits have a lesser preference than U.S. deposits, and such foreign deposits are subject to cross-border risks.  However, the Financial Services Compensation Scheme (the "FSCS") was created under the Financial Services and Markets Act 2000.  The terms of the FSCS offer protection in connection with deposits and investments in the event of the persons to whom J.P. Morgan’s London Branch provides services suffering a financial loss as a direct consequence of J.P. Morgan’s London Branch being unable to meet any of its liabilities, and subject to the FSCS rules regarding eligible claimants and eligible claims, Customer may have a right to claim compensation from the FSCS.  Subject to the terms of the FSCS, the limit on the maximum compensation sum payable by the FSCS in relation to investment business is £48,000 and in relation to deposits is £50,000.  A detailed description of the FSCS (including information on how to make a claim, eligibility criteria and the procedures involved) is available from the FSCS who can be contacted at 7th Floor, Lloyds Chambers, Portsoken Street, London, E1 8BN.

10.6	Insurance

Customer acknowledges that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of Customer.   J.P. Morgan will, however, provide summary information regarding its own general insurance coverage to Customer upon written request.

10.7	Security Holding Disclosure

With respect to Exchange Act Rule 14b-2 under The U.S Shareholder Communications Act, regarding disclosure of beneficial owners to issuers of Securities, J.P. Morgan is instructed not to disclose the name, address or Security positions of Customer in response to shareholder communications requests regarding the Account.

10.8	USA PATRIOT Act Disclosure

Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires J.P. Morgan to implement reasonable procedures to verify the identity of any person that opens a new account with it.  Accordingly, Customer acknowledges that Section 326 of the USA PATRIOT Act and J.P. Morgan’s identity verification procedures require J.P. Morgan to obtain information which may be used to confirm Customer's identity including without limitation Customer's name, address and organizational documents (“identifying information”).  Customer may also be asked to provide information about its financial status such as its current audited and unaudited financial statements.  Customer agrees to provide J.P. Morgan with and consents to J.P. Morgan obtaining from third parties any such identifying and financial information required as a condition of opening an account with or using any service provided by J.P. Morgan.

Global Custody Agreement - JPMCB New York - General - October 2009

10.9	Governing Law and Jurisdiction

This Agreement will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws.  The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement.  If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction.  Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum.  The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts.  The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgement) or other legal process, Customer shall not claim, and it hereby irrevocably waives, such immunity.

10.10	Severability; Waiver; and Survival

(a)
If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)
Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right.  No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections, and remedies under this Agreement shall survive its termination.

Global Custody Agreement - JPMCB New York - General - October 2009

10.11	Confidentiality

(a)
Subject to Clause 10.11(b) J.P. Morgan will hold all Confidential Information in confidence and will not disclose any Confidential Information except as may be required by Applicable Law, a regulator with jurisdiction over the J.P. Morgan’s business, or with the consent of Customer.

(b)	Customer authorizes J.P. Morgan to disclose Confidential Information to:

(i)
its Affiliates and branches, any Subcustodian, agent, Securities Depository, securities exchange, broker, third party agent, proxy solicitor, issuer, or any other person that J.P. Morgan believes is reasonably required to have access to the Confidential Information for J.P. Morgan to provide services under this Agreement, provided that J.P. Morgan shall be liable to Customer if a Subcustodian or delegate (other than agents described in Section 7.6) discloses Confidential Information in a manner not permitted by this Section 10.11;

(ii)	its professional advisors, auditors or public accountants; and

(iii)	any revenue authority or any governmental entity in relation to the processing of any tax relief claim.

(c)
Except as otherwise required by Applicable Law or as needed to enforce the terms of this Agreement, the parties shall hold the terms and conditions, including, without limitation, any commercial terms, of this Agreement in confidence.

(d)
Immediately upon: (i) termination of this Agreement; and/or (ii) a written request by Customer at any time (which will be effective if actually received by J.P. Morgan), J.P. Morgan will return to Customer (as requested by Customer) any Confidential Information still in J.P. Morgan’s possession and capable of being returned; provided that J.P. Morgan shall be permitted to retain media and materials containing Confidential Information of Customer hereto for customary archival and audit purposes (including with respect to regulatory compliance) subject to the terms of this Agreement.  Customer may request and J.P. Morgan shall provide upon request an attestation certifying the return or destruction of Confidential Information in a form the parties mutually agree to.

10.12	Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.13	No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

Global Custody Agreement - JPMCB New York - General - October 2009

FQF TRUST	JPMORGAN CHASE BANK, N.A.

By:	By:
Name: Kishore Karunakaran	Name: Phyllis Schroder
Title: President	Title: Executive Director
Date:	Date:

Global Custody Agreement - JPMCB New York - General - October 2009

SCHEDULE 1

List of Subcustodians and Markets Used by J.P. Morgan

Country	Agent
Argentina	HSBC Bank Argentina, S.A., Buenos Aires
Australia	JPMorgan Chase Bank, N.A., Sydney**
Austria	UniCredit Bank Austria AG, Vienna
Bahrain	HSBC Bank Middle East Limited, Al Seef
Bangladesh	Standard Chartered Bank, Dhaka
Belgium	BNP Paribas Securities Services S.A., Brussels
Bermuda	The Bank of Bermuda Limited, Hamilton
Botswana	Standard Chartered Bank Botswana Limited, Gaborone
Brazil	HSBC Bank Brasil S.A. Banco Multiplo, Sao Paulo
Bulgaria	ING Bank N.V., Sofia
Canada	Canadian Imperial Bank of Commerce, Toronto
Royal Bank of Canada, Toronto
Chile	Banco Santander Chile, Santiago
China (Shanghai)	HSBC Bank (China) Company Limited, Shanghai
China (Shenzhen)	HSBC Bank (China) Company Limited, Shanghai
Colombia	Santander Investment Trust Colombia S.A., Bogota
Costa Rica	Banco BCT, S.A., San Jose
Croatia	Privredna banka Zagreb d.d., Zagreb
Cyprus	HSBC Bank plc, Athens
Czech Republic	UniCredit Bank Czech Republic a.s., Prague
Denmark	Nordea Bank Danmark A/S Taastrup
Egypt	Citibank, N.A., Cairo
Estonia	Swedbank AS, Tallinn
Finland	Nordea Bank Finland Plc, Helsinki
France	BNP Paribas Securities Services S.A., Pantin
Societe Generale, Paris
Germany	Deutsche Bank AG, Eschborn
J.P. Morgan AG, Frankfurt**
Ghana	Standard Chartered Bank Ghana Limited, Accra
Greece	HSBC Bank plc, Athens
Hong Kong	The Hong Kong and Shanghai Banking Corporation Limited, Hong Kong
Hungary	Deutsche Bank Zrt., Budapest
Iceland	Islandsbanki hf., Reykjavik
India	JPMorgan Chase Bank, N.A. Mumbai**

Global Custody Agreement - JPMCB New York - General - October 2009

Country	Agent
The Hong Kong and Shanghai Banking Corporation Limited, Mumbai
Standard Chartered Bank, Mumbai
Indonesia	Deutsche Bank AG, Jakarta
Ireland	JPMorgan Chase Bank, N.A., London**
Israel	Bank Leumi le-Israel B.M., Tel Aviv
Italy	BNP Paribas Securities Services S.A., Milan
Japan	Mizuho Corporate Bank, Limited, Tokyo
The Bank of Tokyo-Mitsubishi UFJ, Limited, Tokyo
Jordan	HSBC Bank Middle East Limited, Amman
Kazakhstan	SB HSBC Bank Kazakhstan JSC, Almaty
Kenya	Standard Chartered Bank Kenya Limited, Nairobi
Kuwait	HSBC Bank Middle East Limited, Safat
Latvia	Swedbank AS, Riga
Lebanon	HSBC Bank Middle East Limited, Beirut
Lithuania	AB SEB Bankas, Vilnius
Luxembourg	BGL BNP Paribas, Luxembourg
Malaysia	HSBC Bank Malaysia Berhad, Kuala Lumpur
Malta	HSBC Bank Malta p.l.c., Valletta
Mauritius	The Hong Kong and Shanghai Banking Corporation Limited, Ebene
Mexico	Banco Nacional de Mexico, S.A., Mexico, D.F.
Morocco	Societe Generale Marocaine de Banques, Casablanca
Namibia	Standard Bank Namibia Limited, Windhoek
Netherlands	BNP Paribas Securities Services S.A., Amsterdam
New Zealand	National Australia Bank Limited, Auckland
Nigeria	Stanbic IBTC Bank Plc, Lagos
Norway	DnB NOR Bank ASA, Oslo
Oman	HSBC Bank Middle East Limited, Ruwi
Pakistan	Standard Chartered Bank (Pakistan) Limited, Karachi
Palestine	HSBC Bank Middle East Limited, Ramallah
Peru	Citibank del Peru S.A., Lima
Philippines	The Hong Kong and Shanghai Banking Corporation Limited, Taguig City
Poland	Bank Handlowy w. Warszawie S.A., Warsaw
Portugal	BNP Paribas Securities Services S.A., Lisbon
Qatar	HSBC Bank Middle East Limited, Doha
Romania	ING Bank N.V., Bucharest
Russia	J.P. Morgan Bank International (Limited Liability Company), Moscow **

Global Custody Agreement - JPMCB New York - General - October 2009

Country	Agent
ING Bank (Eurasia) ZAO (Closed Joint Stock Company), Moscow
Saudi Arabia	SABB Securities Limited, Riyadh
Serbia	UniCredit Bank Srbija a.d., Belgrade
Singapore	DBS Bank Ltd., Singapore
Slovak Republic	UniCredit Bank Slovakia a.s., Bratislava
Slovenia	UniCredit Banka Slovenija d.d. Ljubljana, Ljubljana
South Africa	FirstRand Bank Limited, Johannesburg
Societe Generale, Johannesburg
South Korea	Standard Chartered First Bank Korea Limited, Seoul
Spain	Santander Investment, S.A., Madrid
Sri Lanka	The Hong Kong and Shanghai Banking Corporation Limited, Colombo
Sweden	Nordea Bank AB (publ), Stockholm
Switzerland	UBS AG, Zurich
Taiwan	JPMorgan Chase Bank, N.A., Taipei**
Thailand	Standard Chartered Bank (Thai) Public Company Limited, Bangkok
Trinidad and Tobago	Republic Bank Limited, Port of Spain
Tunisia	Banque Internationale Arabe de Tunisie, S.A., Tunis
Turkey	Citibank A.S., Istanbul
Uganda	Standard Chartered Bank Uganda Limited, Kampala
Ukraine	ING Bank Ukraine, Kiev
United Arab Emirates - DFM	HSBC Bank Middle East Limited, Dubai
United Arab Emirates – NASDAQ Dubai	HSBC Bank Middle East Limited, Dubai
United Arab Emirates - ADX	HSBC Bank Middle East Limited, Dubai
United Kingdom	JPMorgan Chase Bank, N.A., London**
Deutsche Bank AG, London (The Depository and Clearing Centre)
United States	JPMorgan Chase Bank, N.A., New York**
Uruguay	Banco Itaú Uruguay S.A., Montevideo
Venezuela	Citibank, N.A., Caracas
Vietnam	HSBC Bank (Vietnam) Ltd., Ho Chi Minh City
WAEMU – Benin, Burkina Faso, Guinea-Bissau, Mali, Niger, Senegal, Togo	Société Générale de Banques en Côte d'Ivoire, Abidjan

Global Custody Agreement - JPMCB New York - General - October 2009

Country	Agent
WAEMU – Ivory Coast	Société Générale de Banques en Côte d'Ivoire, Abidjan
Zambia	Standard Chartered Bank Zambia Plc, Lusaka
Zimbabwe	Barclays Bank of Zimbabwe Limited, Harare
** J.P. Morgan Affiliate

Global Custody Agreement - JPMCB New York - General - October 2009

SCHEDULE 2

Persons Authorized To Give Instructions

Full Name and Official Position	Method of Instruction*	Telephone Number	Specimen Signature
Rich Block, Managing Director of Trading	In writing	617-2929803
Bill Deroche, CEO	In writing	617-292-9804
Kishore Karunakaran, President	In writing	617-292-9806
Philip Lee, Managing Director of Trading	In writing	617-292-9802
Chuck Martin, CFO	In writing	617-292-9805

Signed for and on behalf of Customer by:

Signature:

Name:	Kishore Karunakaran

Position:	President

* i.e. writing, telephone or facsimile

Global Custody Agreement - JPMCB New York - General - October 2009

SCHEDULE 3

Authorized Fund Managers/Advisers

Persons authorized as fund managers will also have to complete an authority in similar form to Schedule 2, but with some additional wording.  A specimen copy is attached as Appendix A.

Full name of Fund Manager/Adviser	Address	Accounts for which authorized*
FFCM LLC	230 Congress St, 5th Fl Boston, MA 02110

Signature:

Name:	Kishore Karunakaran

Title:	President

* If left blank, the Fund Manager is authorized to give instructions on all accounts.

Global Custody Agreement - JPMCB New York - General - October 2009

APPENDIX A

Specimen Fund Manager Mandate

TO:	JPMORGAN CHASE BANK, N.A.

GLOBAL CUSTODY DIVISION

DATE: ____________________

Dear Sirs,

Re: Global Custody for FQF Trust

We warrant that we have been appointed by Customer as its fund manager for the account(s) listed below and that we have full authority from Customer to give instructions in respect of all transactions relating to the account(s).  We agree to indemnify and hold J.P. Morgan harmless for any losses, costs or liabilities it or its agents incur as a result of any breach of this warranty.

We set out overleaf the names and specimen signatures of those individuals authorised by us to operate accounts and give instructions on behalf of Customer in respect of the account(s).

J.P. Morgan may accept and act on any instructions that have been verified in accordance with a Security Procedure, as defined in the Global Custody Agreement between J.P. Morgan and Customer, or, if no such Security Procedure is applicable, which J.P. Morgan believes in good faith to have been given by one of those individuals listed below.

We acknowledge that J.P. Morgan may record our telephone conversations and agree to ensure that any codes, passwords or similar devices are reasonably safeguarded.

Unless specified otherwise, all persons authorised to give instructions shall be authorised to give instructions in respect of all securities and cash accounts, for foreign exchange, and shall be authorised to give instructions notwithstanding that they may result in an overdraft on any cash account.

Signed for and on behalf of  FFCM LLC

Signature:

Name:     Kishore Karunakaran

Position:  President

Evidence of Authority to sign this Letter is enclosed

Global Custody Agreement - JPMCB New York - General - October 2009

ACCOUNT(S) COVERED BY THIS MANDATE:

Full Name and Official Position	Method of Instruction*	Telephone Number	Specimen Signature
Bill Deroche, CEO	In writing	617-292-9804
Kishore Karunakaran, President	In writing	617-292-9806
Chuck Martin, CFO	In writing	617-292-9805

* i.e. writing, telephone or facsimile

Global Custody Agreement - JPMCB New York - General - October 2009

SCHEDULE 4

Form of Board Resolution

To:	JPMorgan Chase Bank, N.A.

........................... 2011

We hereby certify that the following is a true copy of the minutes of the Board of Directors of FQF Trust (the "Company") which was duly called and held on May ........, 2011 and at which a duly qualified quorum was present throughout and entitled to vote.

1.
There was produced to the meeting a form of Custody Agreement provided by JPMorgan Chase Bank, N.A. ("J.P. Morgan") for use in connection with the opening of one or more cash and securities accounts and the conduct of such other transactions between the Company and J.P. Morgan as referred to therein.  The form of Custody Agreement produced had been completed by an officer of the Company, and in particular the Authorized Persons (as defined therein) including those persons authorized to give instructions on behalf of the Company, Fund managers and advisers had been approved.  The indemnities given to J.P. Morgan in the Custody Agreement were also noted.  The meeting considered the form of the Custody Agreement.

2.
IT WAS RESOLVED that the form of Custody Agreement (together with the Schedule and Appendices), completed substantially in the manner and form produced at the meeting, be and is hereby approved and that appropriate officers of the FQF Trust* be and hereby are authorized, for and on behalf of the Company, to sign and deliver the same together with such changes and amendments thereto as recommended by such officers subject to the advice of counsel.

3.
There was produced to the meeting a form of power of attorney ("power of attorney") to be given by the Company to J.P. Morgan to enable J.P. Morgan to provide tax reclaim services as provided for in the Custody Agreement.  The meeting considered the form of the power of attorney and in particular the indemnities contained in it.  IT WAS RESOLVED that that power of attorney be and it is hereby approved and that it be executed under seal in accordance with the Company's constitution.

........................................................................ Director

...................................................................... Secretary

Global Custody Agreement - JPMCB New York - General - October 2009

SCHEDULE 5

Electronic Access

1.
J.P. Morgan shall permit Customer and its Authorized Persons to access electronically the applications and products listed on Exhibit 1 to this Agreement (the “Products”).  Upon notice to the other party, either party may terminate or suspend this Annex A may do so immediately upon written notice if it reasonably believes, in its sole discretion, that such Product may violate Applicable Law or that the security or integrity of such Product is at risk.  Upon termination or suspension, any fees associated with this Annex shall cease to be accrued.

2.
In consideration of the fees paid by Customer to J.P. Morgan and subject to any applicable software license addendum in relation to J.P. Morgan owned or sublicensed software provided for a particular Application, J.P. Morgan grants to Customer and, where applicable, its Authorized Persons on the terms of this Schedule 5 a non-exclusive license to use the Products and the information and data made available to Customer through the Products (the “Data”) for the sole use of Customer.  Customer may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein or any hyperlink or other reference to any such notice.

3.
The rights and obligations of the parties with respect to the provision of certain cash products and services via the Products shall also be governed, to the extent not governed by this Agreement, by J.P. Morgan’s terms and conditions relating to such products and services, as the same may be amended from time to time (the “Product Terms”).  If and to the extent that there is a conflict between the Product Terms and this Schedule 5, the provisions of this Schedule 5 shall prevail.

4.
Customer acknowledges that there are certain security, corruption, transaction error and access availability risks associated with using open networks such as the Internet, and Customer hereby expressly assumes such risks.  Customer shall make its own independent assessment of the adequacy of the Internet and of the security procedures made available by J.P. Morgan.  Customer acknowledges and agrees that the selection and use by it of third party security and communications software and third party service providers is the sole responsibility of Customer, and J.P. Morgan disclaims all risks related thereto, notwithstanding that J.P. Morgan may recommend certain security and/or communication software packages.  All such software must be interoperable with J.P. Morgan’s software.  Each of Customer and J.P. Morgan shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

5.
In cases where J.P. Morgan’s web site is unexpectedly down or otherwise unavailable, J.P. Morgan shall provide other appropriate means for Customer or its Authorized Persons to instruct J.P. Morgan or obtain reports from J.P. Morgan.  Provided that J.P. Morgan reasonably provides such other means, J.P. Morgan shall not be liable for any Liabilities arising out of the inability to instruct or communicate using the J.P. Morgan’s web site in the absence of the J.P. Morgan’s gross negligence or willful misconduct.

Global Custody Agreement - JPMCB New York - General - October 2009

6.
Customer shall use (and procure that its Affiliates, Authorized Persons, and other agents will use) appropriate and up to date products that are commercially available to protect their respective systems and associated files and data from the threat of computer viruses and other similar destructive software elements ("Viruses") and to minimize the risk of transmission of Viruses between the parties.

7.
Customer shall promptly and accurately designate in writing to J.P. Morgan the geographic location of its users from time to time.  Customer further represents and warrants to J.P. Morgan that Customer shall not access the service from any jurisdiction which J.P. Morgan informs Customer or where Customer has actual knowledge that the service is not authorized for use due to local regulations or laws.  Prior to submitting any document which designates the persons authorized to act on Customer’s behalf, Customer shall obtain from each individual referred to in such document all necessary consents to enable the Bank to process the data set out therein for the purposes of providing the Products.

8.	Customer shall be responsible for the compliance of its Authorized Persons with the terms of this Schedule 5.

Global Custody Agreement - JPMCB New York - General - October 2009

EXHIBIT 1

Products

JPMorgan ACCESS

Global Custody Agreement - JPMCB New York - General - October 2009